SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2001

VSI Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10927	84-1104448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5801 Goshen Spings Road, Norcross, Georgia		30071

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770) 242-7566

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

      On March 12, 2001, VSI Enterprises, Inc. issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to the announcement by VSI that it has entered into a definitive agreement to acquire Quality Software Associates, Inc.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits:

99.1 Press Release dated March 12, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VSI ENTERPRISES, INC.

By:	/s/ Robert W. Morris

Robert W. Morris, Chief Financial Officer

Dated:       March 12, 2001

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release dated March 12, 2001.